EXHIBIT 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports dated March 9, 2018, with respect to the consolidated financial statements and schedule of Griffin Capital Essential Asset REIT, Inc. and Griffin Capital Essential Asset REIT II, Inc. for the year ended December 31, 2017 included in the Joint Proxy Statement and Prospectus of Griffin Capital Essential Asset REIT II, Inc. and Griffin Capital Essential Asset REIT, Inc. that is made a part of Amendment No.1 to the Registration Statement (Form S-4 No. 333-229101) for the registration of 174,278,691 shares of Griffin Capital Essential Asset REIT II, Inc. Class E Common Stock in the Company Merger, and incorporated into the Registration Statement of Griffin Capital Essential REIT II, Inc. on Form S-4 to be filed on or about April 29, 2019 pursuant to Rule 462(b) for the registration of 702,857 additional shares of Griffin Capital Essential REIT II, Inc. Class E Common Stock in the Company Merger.

/s/ Ernst & Young LLP
Los Angeles, California
April 29, 2019